Exhibit 23.1

Registered with the Public Company

Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 No. 333-228357 and Form S-8 No. 333-210653 of our report dated March 12, 2019, with respect to the audited consolidated financial statements of OptimizeRx Corp. and its subsidiaries for the years ended December 31, 2018 and 2017 appearing in this Annual Report on Form 10-K of OptimizeRx Corp. for the year ended December 31, 2018.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, UT

March 12, 2019